Exhibit 99.1

For additional information contact:

Tracy L. Keegan

Atlantic Coast Bank

Chief Financial Officer

(904) 998-5501

Atlantic coast Financial CORPORATION RE-ELECTS

BHANU CHOUDHRIE AND JAMES D. HOGAN

JACKSONVILLE, Fla. (May 18, 2015) – Atlantic Coast Financial Corporation (the "Company," NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the "Bank"), today reported on its 2015 annual meeting of stockholders. In formal business conducted at the meeting, stockholders re-elected two directors to three-year terms that expire with the 2018 annual meeting: Bhanu Choudhrie, Executive Director of C&C Alpha Group Ltd, a London-based private equity group; and James D. Hogan, retired Chief Risk Officer of the Company and the Bank.

Directors whose terms continue to future years are: Dave Bhasin, Chief Executive Officer of D.B. Concepts, Inc. and affiliated companies, which operates franchised restaurants throughout eastern Pennsylvania; Kevin G. Champagne, Chairman of the Board of Directors for the Company and the Bank, and retired President and Chief Executive Officer of Seacoast Financial Services Corporation; John J. Dolan, Vice Chairman of the Board for the Company and the Bank, and Managing Member of Dolan Finance, LLC , which serves as general partner for Dolan Real Estate Finance, LP, a newly formed private investment fund tha deals in financing short-term commercial real estate transactions; W. Eric Palmer, Operations Administrator for the Affiliated Practice Network of the Mayo Clinic in Jacksonville; Jay S. Sidhu, Chairman and Chief Executive Officer of both Customers Bancorp, Inc. and Customers Bank, both headquartered in Wyomissing, Pennsylvania; and John K. Stephens, President and Chief Executive Officer of the Company and the Bank since 2013.

In other matters, stockholders also ratified the appointment of McGladrey LLP as the Company's independent registered public accounting firm for 2015.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank. It is a community-oriented financial institution serving Northeast Florida and Southeast Georgia markets. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Relations.

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ACFC Re-elects Two Directors

May 18, 2015

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "will," "should," "plan," "intend," "on condition," "target," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in demand for financial services, state of the banking industry generally, uncertainties associated with newly developed or acquired operations, and market disruptions. The Company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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